                                                                     Exhibit 4.1



                              CERTIFICATE OF TRUST
                                       OF
                              COLTEC CAPITAL TRUST

     THIS CERTIFICATE OF TRUST of Coltec Capital Trust (the "Trust"), dated as of April 8, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del C [section] 3801, et seq.)

     (i) Name. The name of the business trust being formed hereby is Coltec Capital Trust.

     (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     (iii) Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                              THE BANK OF NEW YORK,
                                 As Property Trustee


                              By:  /s/ Mary Beth Lewicki
                                 --------------------------------
                                 Name:   Mary Beth Lewicki
                                 Title:  Assistant Vice President


                              THE BANK OF NEW YORK (DELAWARE),
                                 As Delaware Trustee



                              By:  /s/ Mary Jane Morrissey
                                 --------------------------------
                                 Name:   Mary Jane Morrissey
                                 Title:  Authorized Signatory



                              By:  /s/ Thomas B. Jones, Jr.
                                 --------------------------------
                                  THOMAS B. JONES, JR.
                                  as Administrative Trustee




                                                    STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 04/08/1998
                                                  981134787 - 2881660